ALLEGION REPORTS FIRST-QUARTER 2017 FINANCIAL RESULTS

•
First-quarter 2017 net earnings per share (EPS) of $0.71, compared with 2016 EPS of $0.60; Adjusted 2017 EPS of $0.73, up 19.7 percent compared with 2016 adjusted EPS of $0.61, attributable to strong operational performance

•	First-quarter 2017 revenue of $548.8 million, up 9.3 percent compared to 2016, up 8 percent on an organic basis

•
First-quarter 2017 operating margin of 18 percent, compared with 2016 operating margin of 16.4 percent; Adjusted operating margin of 18.3 percent, improved 150 basis points compared with 2016 adjusted operating margin of 16.8 percent

•
Affirming prior guidance for 2017 full-year revenue and raising full-year EPS outlook; Full-year 2017 reported and organic revenue growth of 5.5 to 6.5 percent; Full-year 2017 EPS guidance of $3.57 to $3.72 and $3.60 to $3.75 per share on an adjusted basis

DUBLIN (April 27, 2017) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2017 net revenues of $548.8 million and net earnings of $68.4 million, or $0.71 per share. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $69.7 million, or $0.73 per share, up 19.7 percent when compared with first-quarter 2016 adjusted EPS of $0.61.

First-quarter net revenues increased 9.3 percent, when compared to the prior year period (up 8 percent on an organic basis). Reported revenues reflect strong organic growth and contribution from acquisitions that were partially offset by foreign currency.

The Americas segment revenue increased 12.3 percent (up 10.3 percent on an organic basis). The robust growth was driven by low-double digit organic growth in non-residential markets, solid performance of strategic initiatives and delayed shipments in prior year related to an ERP implementation. The newly acquired Republic Door business and favorable foreign currency also added to overall growth. In the residential business, revenues grew mid-single digits driven by solid markets and improved pricing.

“Allegion continues to perform at a superior level as demonstrated by our strong start in 2017,” said David D. Petratis, Allegion chairman, president and CEO. “In the first quarter, the Americas led that success through our channel initiatives, electronics growth and strong market demand in both non-residential and residential businesses.”

The EMEIA segment revenues were down 0.1 percent (up 1.3 percent on an organic basis), reflecting unfavorable foreign currency predominantly offset by organic growth and contribution from acquisitions. The organic growth was primarily driven by improved price realization and solid growth in the SimonsVoss business.

The Asia Pacific segment revenues increased 9.6 percent, when compared to the prior year period (up 4.8 percent on an organic basis). The strong growth in Australia and New Zealand added to favorable contributions from acquisitions and favorable foreign currency.

First-quarter 2017 operating income was $98.8 million, an increase of $16.3 million or 19.8 percent over 2016. Adjusted operating income in first-quarter 2017 was $100.7 million, representing an increase of $16.1 million or 19 percent compared to 2016.

First-quarter 2017 operating margin was 18 percent, compared with 16.4 percent in 2016. The adjusted operating margin in first-quarter 2017 was 18.3 percent, compared with 16.8 percent in 2016. The 150-basis-point improvement in adjusted operating margin was driven by strong volume leverage along with favorable price, productivity and product mix that more than offset increased investments and inflation. All regions delivered adjusted operating margin improvement in the quarter.

“We continue to deliver profitable growth by remaining laser focused on the execution of our strategy. The strong returns that we see from our organic investments are key to driving above-market growth and increasing shareholder value,” Petratis added.

Additional Items
Interest expense for first-quarter 2017 was $15.9 million, down slightly from the $16.3 million for first-quarter 2016.

Other expense net for first-quarter 2017 was $0.6 million. This compares to other income net for first-quarter 2016 of $8.8 million, which included contributions from the sale of non-strategic marketable securities.

The company’s effective tax rate for first-quarter 2017 was 16.5 percent, compared with 21.6 percent in 2016. The company’s adjusted effective tax rate for first-quarter 2017 was 16.9 percent, compared with 21.8 percent in 2016. The decrease in the adjusted effective tax rate is primarily due to favorable discrete tax items partially offset by mix of income earned in higher tax rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2017 available cash flow was negative $48.7 million, down $40.5 million versus the prior year. The year-over-year decrease in available cash flow is primarily due to a previously announced $50 million discretionary pension funding payment partially offset by increased earnings.

The company ended first-quarter 2017 with cash of $189.6 million and total debt of $1,451.9 million. The company did not have any borrowings outstanding under its $500 million revolving credit facility at March 31, 2017.

Share Repurchase
During the first quarter of 2017, the company repurchased approximately 0.4 million shares for approximately $30 million related to the $500 million share repurchase authorization approved by the company's board of directors in February 2017.

2017 Outlook
The company affirms full-year 2017 revenue guidance reflecting total growth and organic growth of 5.5 to 6.5 percent compared to 2016.

The company updated the full-year 2017 reported EPS with a range of $3.57 to $3.72, or $3.60 to $3.75 per share on an adjusted basis. Adjustments to 2017 EPS include estimated impacts for restructuring and acquisition activities. The guidance assumes a full-year adjusted effective tax rate of approximately 18.5 to 19.5 percent, as well as an average diluted share count for the full year of approximately 96 million shares.

The company continues to target full-year available cash flow of approximately $300 to $320 million (inclusive of the $50 million discretionary pension funding payment).

Conference Call Information
On Thursday, April 27, 2017, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in approximately 130 countries.
For more, visit www.allegion.com.
Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2017 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2016, Form 10-Q for the quarter ended March 31, 2017, and in its other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2017	2016

Net revenues	$548.8	$502.3
Cost of goods sold	308.0	286.0
Gross profit	240.8	216.3

Selling and administrative expenses	142.0	133.8
Operating income	98.8	82.5

Interest expense	15.9	16.3
Other (income) expense, net	0.6	(8.8)
Earnings before income taxes	82.3	75.0

Provision for income taxes	13.6	16.2

Net earnings	68.7	58.8

Less: Net earnings attributable to noncontrolling interests	0.3	1.1

Net earnings attributable to Allegion plc	$68.4	$57.7

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.72	$0.60

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$0.71	$0.60

Shares outstanding - basic	95.3	95.9
Shares outstanding - diluted	96.1	96.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$189.6	$312.4
Accounts and notes receivables, net	268.9	260.0
Inventory	238.0	220.6
Other current assets	45.7	36.3
Total current assets	742.2	829.3
Property, plant and equipment, net	232.1	226.6
Goodwill	724.6	716.8
Intangible assets, net	368.2	357.4
Other noncurrent assets	118.3	117.3
Total assets	$2,185.4	$2,247.4

LIABILITIES AND EQUITY
Accounts payable	$173.1	$179.9
Accrued expenses and other current liabilities	178.3	201.5
Short-term borrowings and current maturities
of long-term debt	47.1	48.2
Total current liabilities	398.5	429.6
Long-term debt	1,404.8	1,415.6
Other noncurrent liabilities	227.1	285.8
Equity	155.0	116.4
Total liabilities and equity	$2,185.4	$2,247.4

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net earnings	$68.7	$58.8
Depreciation and amortization	16.5	16.4
Discretionary pension plan contribution	(50.0)	—
Changes in assets and liabilities and other non-cash items	(76.1)	(76.0)
Net cash used in operating activities	(40.9)	(0.8)

Investing Activities
Capital expenditures	(7.8)	(7.4)
Acquisition of and equity investments in businesses, net of cash acquired	(20.8)	—
Other investing activities, net	0.8	4.6
Net cash used in investing activities	(27.8)	(2.8)

Financing Activities
Net debt proceeds (repayments)	(12.9)	(28.3)
Dividends paid to ordinary shareholders	(15.2)	(11.4)
Repurchase of ordinary shares	(30.0)	(30.0)
Other financing activities, net	2.1	(5.1)
Net cash used in financing activities	(56.0)	(74.8)

Effect of exchange rate changes on cash and cash equivalents	1.9	4.2
Net decrease in cash and cash equivalents	(122.8)	(74.2)
Cash and cash equivalents - beginning of period	312.4	199.7
Cash and cash equivalents - end of period	$189.6	$125.5

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended
	March 31,
	2017	2016
Net revenues
Americas	$407.6	$363.0
EMEIA	118.4	118.5
Asia Pacific	22.8	20.8
Total net revenues	$548.8	$502.3

Operating income (loss)
Americas	$107.6	$90.2
EMEIA	6.9	8.0
Asia Pacific	0.6	(0.1)
Corporate unallocated	(16.3)	(15.6)
Total operating income	$98.8	$82.5

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted basis, organic revenue growth on a U.S. GAAP basis, and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to revenue, operating income, operating margin, net earnings, EPS, and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended March 31, 2017				Three months ended March 31, 2016
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$548.8	$—		$548.8	$502.3	$—		$502.3

Operating income	98.8	1.9	(1)	100.7	82.5	2.1	(1)	84.6
Operating margin	18.0%			18.3%	16.4%			16.8%

Earnings (loss) before income taxes	82.3	1.9	(2)	84.2	75.0	2.1	(2)	77.1
Provision for income taxes	13.6	0.6	(3)	14.2	16.2	0.6	(3)	16.8
Effective income tax rate	16.5%			16.9%	21.6%			21.8%
Net earnings	68.7	1.3		70.0	58.8	1.5		60.3

Non-controlling interest	0.3	—		0.3	1.1	—		1.1

Net earnings attributable to Allegion plc	$68.4	$1.3		$69.7	$57.7	$1.5		$59.2

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$0.71	$0.02		$0.73	$0.60	$0.01		$0.61

(1)
Adjustments to operating income for the three months ended March 31, 2017 and March 31, 2016 consist of $1.9 million and $2.1 million, respectively, of restructuring charges and merger and acquisition expenses.

(2)	Adjustments to earnings before income taxes for the three months ended March 31, 2017 and March 31, 2016 consist of the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the three months ended March 31, 2017 and March 31, 2016 consist of $0.6 million and $0.6 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended March 31, 2017		Three months ended March 31, 2016
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$407.6		$363.0

Operating income (GAAP)	$107.6	26.4%	$90.2	24.8%
Restructuring charges	0.2	—%	1.3	0.4%
Merger and acquisition costs	—	—%	0.1	—%
Adjusted operating income	107.8	26.4%	91.6	25.2%
Depreciation and amortization	6.6	1.6%	6.6	1.8%
Adjusted EBITDA	$114.4	28.0%	$98.2	27.0%

EMEIA
Net revenues (GAAP)	$118.4		$118.5

Operating income (GAAP)	$6.9	5.8%	$8.0	6.8%
Restructuring charges	1.6	1.4%	0.2	0.2%
Other charges	—	—%	0.1	—%
Adjusted operating income	8.5	7.2%	8.3	7.0%
Depreciation and amortization	6.9	5.8%	6.8	5.7%
Adjusted EBITDA	$15.4	13.0%	$15.1	12.7%

Asia Pacific
Net revenues (GAAP)	$22.8		$20.8

Operating income (loss) (GAAP)	0.6	2.6%	(0.1)	(0.5)%
Merger and acquisition costs	—	—%	0.1	0.5%
Adjusted operating income	0.6	2.6%	—	—%
Depreciation and amortization	0.6	2.6%	0.6	2.9%
Adjusted EBITDA	$1.2	5.2%	$0.6	2.9%

Corporate
Operating loss (GAAP)	$(16.3)		$(15.6)
Merger and acquisition costs	0.1		0.3
Adjusted operating loss	(16.2)		(15.3)
Depreciation and amortization	1.0		1.1
Adjusted EBITDA	$(15.2)		$(14.2)

Total
Net revenues	$548.8		$502.3

Adjusted operating income	100.7	18.3%	84.6	16.8%
Depreciation and amortization	15.1	2.8%	15.1	3.0%
Adjusted EBITDA	$115.8	21.1%	$99.7	19.8%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Three months ended March 31,
	2017		2016
Net cash used in operating activities	$(40.9)	(1)	$(0.8)
Capital expenditures	(7.8)		(7.4)
Available cash flow	$(48.7)		$(8.2)

(1) includes a $50.0 million discretionary pension plan contribution

	Three months ended March 31,
	2017	2016
Net earnings (GAAP)	$68.7	$58.8
Provision for income taxes	13.6	16.2
Interest expense	15.9	16.3
Depreciation and amortization	15.1	15.1
EBITDA	113.3	106.4

Other (income) expense, net	0.6	(8.8)
Merger and acquisition costs and restructuring charges	1.9	2.1
Adjusted EBITDA	$115.8	$99.7

ALLEGION PLC			SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended
	March 31,
	2017	2016
Americas
Revenue growth (GAAP)	12.3%	2.5%
Acquisitions and Divestitures	(1.7)%	0.1%
Currency translation effects	(0.3)%	0.8%
Organic growth (non-GAAP)	10.3%	3.4%

EMEIA
Revenue growth (GAAP)	(0.1)%	45.0%
Acquisitions and Divestitures	(3.0)%	(44.4)%
Currency translation effects	4.4%	2.7%
Organic growth (non-GAAP)	1.3%	3.3%

Asia Pacific
Revenue growth (GAAP)	9.6%	(8.4)%
Acquisitions and Divestitures	(1.9)%	12.5%
Currency translation effects	(2.9)%	3.9%
Organic growth (non-GAAP)	4.8%	8.0%

Total
Revenue growth (GAAP)	9.3%	9.5%
Acquisitions and Divestitures	(2.0)%	(7.2)%
Currency translation effects	0.7%	1.3%
Organic growth (non-GAAP)	8.0%	3.6%